UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 27, 2007
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 27, 2007, Royal Gold completed its remaining $400,000 of the $35 million funding commitment to Societe des Mines de Taparko, also known as Somita SA (“Somita”), pursuant to the Amended and Restated Funding Agreement with Somita dated as of February 22, 2006 (the “Funding Agreement”) relating to the Taparko-Bouroum project in the Republic of Burkina Faso. The final funding reflects confirmation by Senet CC, the contractor responsible for construction of the Taparko-Bouroum gold process plant facilities, that the facility has been 100% completed, with only minor adjustments to be made to some of the plant equipment. Royal Gold will now make arrangements for the recordation of its royalty interests in the appropriate records of the Republic of Burkina Faso.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

Dated: October 3, 2007